EXHIBIT 3.1

CERTIFICATE OF CORRECTION

OF

INTEREP NATIONAL RADIO SALES, INC.

Correct Title of Certificate and Name of Corporation

Under Section 105 of the Business Corporation Law

WE, THE UNDERSIGNED, Ralph C. Guild and Paul Parzuchowski, being respectively the Chairman of the Board and the Secretary of Interep National Radio Sales, Inc., for the purpose of correcting an erroneous section reference which appears on the face of the Restated Certificate of Incorporation pursuant to Section 105 of the Business Corporation Law, hereby certify:

1.        The name of the corporation is INTEREP NATIONAL RADIO SALES, INC. (the “Corporation”). The name under which the corporation was originally incorporated was McGAVREN-QUINN CORPORATION.

2.        The Restated Certificate of Incorporation (the “Restated Certificate”) was filed by the Department of State on December 9, 1999.

3.        Section 3(d)(iii) of the Restated Certificate under the heading “Common Stock” contains a cross reference to Section 3(d)(ii)(D) which was not intended, creates a contradiction apparent on its face and is erroneous.

4.        Section 3(d)(iii) of the Restated Certificate is corrected to delete such cross reference and to read in its entirety as follows:

“(iii)    automatically if (A) the holder thereof (other than the Corporation’s Stock Growth Plan and Trust, the Corporation’s Employee Stock Ownership Plan and Trust or any other employee benefit plan of the Corporation) ceases to be an officer, employee or director of the Corporation or (B) the holder thereof is a party described in clauses (A), (C), (E) or (F) of subparagraph (ii) of this paragraph (d) and such holder received its shares of the Class B Common Stock from an Initial Holder who ceases to be an officer, employee or director of the Corporation.”

IN WITNESS WHEREOF, we have signed and subscribed this certificate on the 3rd day of August, 2004 and we affirm the statements contained therein as true under penalties of perjury.

INTEREP NATIONAL RADIO SALES, INC.

By:	/S/ RALPH C. GUILD
Name: Ralph C. Guild
Title: Chairman of the Board

By:	/S/ PAUL PARZUCHOWSKI
Name: Paul Parzuchowski
Title: Secretary